Exhibit 23(a)(2)
                                                               ----------------




                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1st Source Corporation 2001 Stock Option Plan of our report dated February 15, 2000 relating to the consolidated financial statements of 1st Source Corporation and subsidiaries as of December 31, 1999 and for each of the two years in the period ended December 31, 1999 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                /s/ PricewaterhouseCoopers LLP




South Bend, Indiana
June 29, 2001